               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 32 to File No. 33-11419; Amendment No. 32 to File No. 811-4997) of Delaware Group Equity Funds V of our reports dated January 2, 2004, included in the 2003 Annual Reports to shareholders.

                                              ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 26, 2004